UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2023

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-262106	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On May 5, 2023, Aspen Technology, Inc. (the “Company” or “AspenTech”) issued a press release announcing that its Board of Directors approved the Company’s entry into an accelerated share repurchase agreement (“ASR”) with JPMorgan Chase Bank, National Association (“JPMorgan”), pursuant to which the Company may repurchase up to $100 million in the aggregate of the Company's outstanding shares of common stock in fiscal years 2023 and 2024, subject to the terms of the ASR.

The information in Item 7.01 of this Current Report on Form 8-K and in the press release furnished as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
On May 5, 2023, the Company issued a press release announcing that its Board of Directors approved the Company’s entry into an ASR with JPMorgan, pursuant to which the Company may repurchase up to $100 million in the aggregate of the Company's outstanding shares of common stock in fiscal years 2023 and 2024, subject to the terms of the ASR. The repurchase transactions will begin in the fourth quarter of fiscal year 2023 and the final settlement of the ASR is expected to be completed in the first quarter of fiscal year 2024, subject to early acceleration by JPMorgan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note on Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; AspenTech’s ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed Micromine transaction; the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict; as well as economic and currency conditions, market demand, including related to the pandemic and adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, inflation; and others, as set forth in AspenTech’s most recent Transition Report on Form 10-KT and subsequent reports filed with the Securities and Exchange Commission. The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on May 5, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: May 5, 2023	By:	/s/ Chantelle Breithaupt
Chantelle Breithaupt
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)